Exhibit 32
Certification Furnished Pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Gulf Island Fabrication, Inc. (the “Company”) for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, who are the Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

By:	/s/ Kirk J. Meche
Kirk J. Meche
President, Chief Executive Officer, Director and Interim Chief Financial Officer, Treasurer and Secretary (Principal Executive Officer and Interim Principal Financial and Accounting Officer)
November 2, 2016

A signed original of this written statement required by Section 906 has been provided to Gulf Island Fabrication, Inc. and will be retained by Gulf Island Fabrication, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.